EXHIBIT 99.1

Flushing Financial Corporation Reports Record Commercial Business Loan Originations; 10.5% Annualized Net Loan Growth

FIRST QUARTER 20181

  GAAP diluted EPS was $0.39, up 85.7% QoQ and down 7.1% YoY
  Core diluted EPS was $0.37, up 12.1% QoQ and down 7.5% YoY
  Net interest income was $42.6 million, down 1.0% QoQ and 1.8% YoY
  Net interest margin was 2.79%, down 11bps QoQ and 16bps YoY
  -- Excluding prepayment penalty income from loans and securities, recovered interest from delinquent loans and accelerated accretion of discount upon the call of CLO securities, the net interest margin was 2.72%, down 5bps QoQ and 13bps YoY
  Net recoveries were $38,000 for 1Q18, compared to net charge-offs of $11.5 million in 4Q17 and $18,000 in 1Q17
  GAAP and core ROAE were 8.6% and 8.1%, compared with 4.4% and 7.2%, respectively in 4Q17
  GAAP and core ROAA were both 0.7%, compared with 0.4% and 0.6%, respectively in 4Q17
  Increased quarterly dividend by 11% to $0.20 per share

UNIONDALE, N.Y., April 24, 2018 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq:FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the first quarter ended March 31, 2018.

John R. Buran, President and Chief Executive Officer, stated, “We experienced superior loan growth during the quarter highlighted by record commercial business originations and purchases totaling $141.0 million, over 40% of total production. Loan originations for the quarter totaled $341.8 million with a yield of 4.27%, 42bps higher than the comparable prior year period and 12bps greater than the linked quarter. Over the last four quarters, our commercial business origination and purchases have averaged approximately 35% of quarterly production, resulting in the commercial business balances growing over 20% during the same period to approximately 15% of gross loans as of March 31, 2018."

“Our strategic focus remains the origination of multi-family, commercial real estate and commercial business loans with a full relationship, which comprised over 85% of the first quarter’s originations and purchases. Loan growth for the period was 2.6% (non-annualized), on pace to meet our annual expectations of high-single to low-double digit growth, while emphasizing rate over volume. For the third consecutive quarter, the yield on new loans exceeded the quarterly average yield of the total portfolio, net of prepayment penalty income and recovered interest from delinquent loans. For the first quarter, the yield on new loans exceeded the quarterly average yield of the total loan portfolio by 15bps, excluding prepayment penalty income and recovered interest from delinquent loans. The increase in the yield of our loan production aided in improving our yield on interest-earning assets to 3.92% for the recent quarter, an increase of 12bps YoY and 2bps QoQ, excluding prepayment penalty income, accelerated accretion of discount upon the call of CLO securities and recovered interest from delinquent loans.”

“On the liability side of the balance sheet, we experienced deposit growth of 6.8% (non-annualized), reducing the loan-to-deposit ratio to 113% from 118% at December 31, 2017. The cost of interest-bearing liabilities increased due to an increase in rates, as we raised the rates we pay on certain deposit products to remain competitive in our market, resulting in the average cost of our interest-bearing liabilities increasing 28bps YoY and 7bps QoQ. To mitigate the impact of future rate increases, we have been actively extending the maturity on our liabilities and, as previously announced, entered into forward interest rate swaps totaling $441.5 million to hedge against rising interest rates.”

“In addition to utilizing forward swaps, we continued our strategy of focusing our origination efforts on higher yielding loans and experienced an increase in the yield of loan originations and purchases during the current quarter compared to the linked quarter and the comparable prior year period. Similar to the improved yield received on new loan originations and purchases, we will see a benefit as our adjustable-rate loan portfolio continues to re-price upward. The combined effect of increases in loan yields and re-pricing of the portfolio continues to partially mitigate net interest margin compression.”

“At March 31, 2018, our total loan portfolio had an average LTV of only 39.1% for loans secured by real estate. During the recent quarter, the pipeline remained strong totaling $325.6 million, supporting our expectation of solid loan growth throughout 2018.”

Mr. Buran continued, “We remain focused on credit quality. Credit quality improved as our non-performing assets decreased by 4.1% in the first quarter and we recognized net recoveries in the period.  Also, total delinquencies have decreased 17% since December 31, 2017. The allowance for loan losses to gross loans has remained constant at 0.39% while the allowance for loan losses to non-performing loans increased to 123% from 112% at the end of 2017. The LTV on our non-performing real estate loans at March 31, 2018 is 36.7%.”

“We continued implementing the strategic objective of improving the expense scalability of our branch network. At the end of the quarter, we have converted 11 branches to the Universal Banker model. The remaining seven branches are scheduled for conversion to the Universal Banker model during 2018 and 2019.  The Universal Banker model, coupled with Video Banker, is a success with our customers as evidenced by the number of transactions handled by our enhanced ATMs and calls to Video Banker. The conversion to the Universal Banker model allows the branch staff to focus on sales resulting in deposit growth. We estimate that the Universal Banker model provides on average a savings of 20% in compensation costs.”

“In addition to the conversion of the branches, we have commenced a marketing campaign entitled “Win Flushing.”  The Flushing, Queens market is a $16 billion market for which our goal is to increase our deposit share by 1%, or $160 million by the first quarter of 2019. Through the first quarter, we have captured $50.7 million in deposit growth in this market place. We continue seeking opportunities for increasing our branch network, focusing on Asian markets. ”

The Company retains its focus on preserving strong risk management practices, including conservative underwriting standards and improving yields to achieve improved risk-adjusted returns.

  In the first quarter, commercial business, multi-family, and commercial real estate loan originations and purchases represented 41%, 24%, and 21%, respectively, of all originations, which were made while maintaining conservative loan-to-values, debt coverage ratios, and increasing yield.
  The average interest rate obtained for first quarter originations and purchases totaled 4.27%, an increase of 12bps compared to 4.15% for 4Q17 and of 42bps compared to 3.85% for 1Q17.
  The average rate of mortgage loan applications in the pipeline totaled 4.41% at March 31, 2018, as compared to 4.10% at December 31, 2017 and 4.22% at March 31, 2017.
  Multi-family (excluding underlying co-operative mortgages), commercial real estate, and one-to-four family mixed-use property mortgage loans originated during 1Q18 had a yield of 3.97%, an increase of 6bps from 3.91% for 4Q17 and an increase of 25bps from 3.72% for 1Q17. We have maintained our asset quality as these loans had an average loan-to-value ratio of 47.9% and an average debt coverage ratio of 171%.

Mr. Buran concluded, “As previously announced, we have shared a portion of the tax benefits from the Tax Reform Act with our non-executive employees in the form of one-time bonuses totaling $0.5 million and with our shareholders in the form of the 11% increase in our quarterly dividend. We continue to evaluate opportunities to invest additional tax savings into the business to position the Company for future growth. Additionally, the Board of Directors authorized a share repurchase program of 1,000,000 shares with no dollar or time limitations. We remain well capitalized and positioned to deliver profitable growth and long-term value to our shareholders as we continue to execute on our strategic objectives.”

Summary of Strategic Objectives

  Increase core deposits and continue to improve funding mix
  Increase net interest income by leveraging loan pricing opportunities and portfolio mix
  Enhance core earnings power by improving scalability and efficiency
  Manage credit risk
  Maintain well capitalized levels under all stress test scenarios

Earnings Summary:

Net Interest Income

Net interest income for 1Q18 was $42.6 million, a decrease of $0.8 million, or 1.8% YoY (1Q18 compared to 1Q17) and a decrease of $0.5 million, or 1.0% QoQ (1Q18 compared to 4Q17). During 1Q18 the increase in the cost of funds outpaced the increase in the yield of interest-earning assets.

  Net interest margin of 2.79%, decreased 16bps YoY and 11bps QoQ
  Net interest spread of 2.65%, decreased 19bps YoY and 10bps QoQ
  Net interest income includes prepayment penalty income from loans of $0.9 million in 1Q18 compared with $1.1 million in 1Q17 and $1.4 million in 4Q17, and recovered interest from delinquent loans of $0.2 million in 1Q18, compared to $0.5 million in 1Q17 and $0.1 million in 4Q17
  Excluding prepayment penalty income, accelerated accretion of discount and recovered interest from nonaccrual loans, the yield on interest-earning assets was 3.92% in 1Q18, an improvement from 3.80% in 1Q17 and 3.90% in 4Q17, and the net interest margin was 2.72% in 1Q18, which decreased from 2.85% in 1Q17 and from 2.77% in 4Q17
  Average balance of total interest-earning assets of $6,098.7 million, increased $224.9 million, or 3.8%, YoY and $164.2 million, or 2.8%, QoQ
  Yield on interest-earning assets of 3.99%, increased 9bps YoY and decreased 3bps QoQ
  Cost of interest-bearing liabilities of 1.34%, increased 28bps YoY and 7bps QoQ
  Cost of funds of 1.27%, increased 26bps YoY and 10bps QoQ, driven by increases in rates paid on certificates of deposit, government deposits and short-term borrowings resulting from increases in the Fed Funds rate during 2018

Provision for loan losses

Provision recorded for loan losses for 1Q18 was $0.2 million compared to $6.6 million in 4Q17 and no provision in 1Q17.

  Provision in 1Q18 was primarily driven by the growth in the loan portfolio

Non-interest Income

Non-interest income for 1Q18 was $3.2 million, a decrease of $0.5 million, or 13.3%, YoY and an increase of $0.1 million, or 4.4% QoQ.

  Non-interest income included net losses from the sale of loans of $0.3 million in 1Q18 and net gains from the sale of loans of $0.2 million in both 4Q17 and 1Q17
  Additionally, non-interest income included net losses from fair value adjustments of $0.1 million in 1Q18, $0.6 million in 4Q17 and $0.4 million in 1Q17 and gains from life insurance proceeds of $0.8 million in 1Q18 and $1.2 million in 1Q17
  Absent all above items, non-interest income was $2.8 million, an increase of $0.1 million YoY, but a decrease of $0.7 million QoQ

Non-interest Expense

Non-interest expense for 1Q18 was $31.3 million, an increase of $1.7 million, or 5.9%, YoY and $5.4 million, or 20.9% QoQ.

  Salaries and benefits increased $1.4 million YoY primarily due to annual salary increases and the previously announced one-time bonuses paid to non-executive employees in 1Q18 totaling $0.5 million and increased $4.2 million QoQ due to those items compounded with annual restricted stock unit awards to employees and increased payroll taxes
  The first quarter of each year includes the impact of annual grants of employee and director restricted stock unit awards; restricted stock expense totaled $3.5 million in 1Q18 compared to $3.3 million in 1Q17 and $0.9 million in 4Q17
  Non-interest expense (excluding: salaries and benefits expense, director restricted stock unit awards and net gain/losses on sale of OREO) totaled $11.6 million in 1Q18, an increase of $0.3 million, or 2.7% YoY and $0.1 million, or 0.7% QoQ
  The efficiency ratio was 69.3% in 1Q18 compared to 64.0% in 1Q17 and 55.4% in 4Q17

Provision for Income Taxes

The provision for income taxes in 1Q18 was $3.0 million, a decrease of $2.3 million, or 43.9%, YoY and $4.7 million, or 61.7%, QoQ.

  Pre-tax income decreased by $3.2 million, or 18.0% YoY but increased $0.7 million, or 5.2% QoQ
  The effective tax rates were 20.5% in 1Q18, 28.7% in 4Q17 (excluding $3.8 million from the revaluation of net deferred tax assets), and 30.0% in 1Q17
  Both 1Q18 and 1Q17 effective tax rates reflect the vesting of restricted stock awards, which are treated as discrete items for tax purposes, our stock awards generally vest in the first quarter, therefore we anticipate the Company’s effective tax rate to increase to approximately 24.5% in the second quarter of 2018 and approximately 23.5% for the full year

Financial Condition Summary:

Loans:

  Net loans held for investment were $5,292.3 million reflecting an increase of 2.6% QoQ (not annualized) and 6.9% YoY as we continue to focus on the origination of multi-family, commercial real estate and commercial business loans with a full relationship while emphasizing rate over volume
  Loan originations and purchases of multi-family, commercial real estate and commercial business loans totaled $292.1 million for 1Q18, or 85.5% of loan production
  Loan pipeline was $325.6 million at March 31, 2018, compared to $359.8 million at December 31, 2017 and $303.1 million at March 31, 2017
  The loan-to-value ratio on our portfolio of real estate dependent loans as of March 31, 2018 totaled 39.1%

The following table shows the average rate received from loan originations and purchases for the periods indicated:

	For the three months ended
	March 31,	December 31,	March 31,
Loan type	2018	2017	2017
Mortgage loans	4.15%	3.92%	3.78%
Non-mortgage loans	4.43%	4.52%	4.02%
Total loans	4.27%	4.15%	3.85%

Credit Quality:

  Non-performing loans totaled $16.6 million, a decrease of $1.5 million, or 8.2%, from $18.1 million at December 31, 2017
  Non-performing assets totaled $17.4 million, a decrease of $0.8 million, or 4.1%, from $18.1 million at December 31, 2017
  Classified assets totaled $30.9 million, a decrease of $3.1 million, or 9.0%, from $34.0 million at December 31, 2017, primarily due to reductions in non-performing loans
  Loans classified as troubled debt restructured (TDR) totaled $10.9 million, a decrease of $2.3 million, or 17.2%, from $13.2 million at December 31, 2017, primarily due to the sale of one commercial TDR
  We anticipate continued low loss content in the portfolio, as our strong underwriting standards coupled with our practice of obtaining updated appraisals and recording charge-offs early in the delinquency process has resulted in a 36.7% average loan-to-value for non-performing loans collateralized by real estate at March 31, 2018
  Provision for loan losses of $0.2 million was recorded during the first quarter of 2018, as the result of the growth in the loan portfolio; net recoveries totaled $38,000 during the first quarter of 2018, compared to net charge-offs of $11.5 million for the fourth quarter of 2017, of which $11.2 million was related to taxi medallion loans

Capital Management:

  The Company and Bank, at March 31, 2018, were both well capitalized under all applicable regulatory requirements
  During 1Q18, stockholders’ equity increased $2.7 million, or 0.5%, to $535.3 million due to net income of $11.4 million, partially offset by the declaration and payment of dividends on the Company’s common stock and repurchases of the Company’s common stock
  During 1Q18, the Company repurchased 217,863 treasury shares at an average cost of $27.14 per share; as of March 31, 2018, up to 36,417 shares may be repurchased under the previous authorized stock repurchase program, which has no expiration or maximum dollar limit.
  In 1Q18, the Company authorized the purchase of up to 1,000,000 shares of its common stock under a new authorized stock repurchase program; the Company will complete its previous purchase authorization prior to purchasing shares under this authorization
  Book value per common share increased to $18.75 at March 31, 2018, from $18.63 at December 31, 2017 and tangible book value per common share, a non-GAAP measure, increased to $18.20 at March 31, 2018, from $18.08 at December 31, 2017

Conference Call Information:

  John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Wednesday, April 25, 2018 at 9:30 AM (ET) to discuss the Company’s strategy and results for the first quarter of 2018
  Dial-in for Live Call: 1-877-509-5836
  Webcast: https://services.choruscall.com/links/ffic180425.html
  Dial-in for Replay: 1-877-344-7529
  Replay Access Code: 10118145
  The conference call will be simultaneously webcast and archived through 5:00 PM (ET) on April 25, 2019

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, our eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

1 See the table entitled “Reconciliation of Non-GAAP Financial Measures.”

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (Dollars in thousands, except per share data) (Unaudited)

	For the three months ended
	March 31,	December 31,	March 31,
	2018	2017	2017

Interest and Dividend Income
Interest and fees on loans	$55,017	$53,449	$50,885
Interest and dividends on securities:
Interest	5,468	6,112	6,095
Dividends	14	13	121
Other interest income	287	123	153
Total interest and dividend income	60,786	59,697	57,254

Interest Expense
Deposits	12,110	11,174	8,980
Other interest expense	6,067	5,463	4,885
Total interest expense	18,177	16,637	13,865

Net Interest Income	42,609	43,060	43,389
Provision for loan losses	153	6,595	-
Net Interest Income After Provision for Loan Losses	42,456	36,465	43,389

Non-interest Income
Banking services fee income	948	1,383	874
Net gain (loss) on sale of loans	(263)	207	210
Net loss from fair value adjustments	(100)	(631)	(378)
Federal Home Loan Bank of New York stock dividends	876	875	823
Gains from life insurance proceeds	776	-	1,161
Bank owned life insurance	762	809	795
Other income	201	421	204
Total non-interest income	3,200	3,064	3,689

Non-interest Expense
Salaries and employee benefits	18,455	14,249	17,104
Occupancy and equipment	2,577	2,757	2,496
Professional services	2,185	1,822	1,996
FDIC deposit insurance	500	487	326
Data processing	1,401	1,365	1,203
Depreciation and amortization	1,389	1,339	1,165
Other real estate owned/foreclosure expense	96	28	351
Net gain from sales of real estate owned	-	-	(50)
Other operating expenses	4,691	3,832	4,973
Total non-interest expense	31,294	25,879	29,564

Income Before Income Taxes	14,362	13,650	17,514

Provision for Income Taxes
Federal	2,607	7,838	4,749
State and local	343	(145)	505
Total taxes	2,950	7,693	5,254

Net Income	$11,412	$5,957	$12,260

Basic earnings per common share	$0.39	$0.21	$0.42
Diluted earnings per common share	$0.39	$0.21	$0.42
Dividends per common share	$0.20	$0.18	$0.18

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands, except per share data) (Unaudited)

	March 31,	December 31,	March 31,
	2018	2017	2017
ASSETS
Cash and due from banks	$91,959	$51,546	$51,215
Securities held-to-maturity:
Mortgage-backed securities	7,968	7,973	-
Other securities	23,267	22,913	36,406
Securities available for sale:
Mortgage-backed securities	512,781	509,650	537,905
Other securities	216,480	228,704	346,238
Loans:
Multi-family residential	2,286,803	2,273,595	2,261,946
Commercial real estate	1,426,847	1,368,112	1,268,770
One-to-four family ― mixed-use property	566,930	564,206	561,355
One-to-four family ― residential	190,115	180,663	184,201
Co-operative apartments	6,826	6,895	7,216
Construction	23,887	8,479	12,413
Small Business Administration	20,004	18,479	10,519
Taxi medallion	6,617	6,834	18,832
Commercial business and other	768,440	732,973	632,503
Net unamortized premiums and unearned loan fees	16,395	16,763	16,836
Allowance for loan losses	(20,542)	(20,351)	(22,211)
Net loans	5,292,322	5,156,648	4,952,380
Interest and dividends receivable	22,578	21,405	20,602
Bank premises and equipment, net	31,314	30,836	26,026
Federal Home Loan Bank of New York stock	54,045	60,089	57,384
Bank owned life insurance	130,653	131,856	129,824
Goodwill	16,127	16,127	16,127
Other assets	83,277	61,527	57,378
Total assets	$6,482,771	$6,299,274	$6,231,485

LIABILITIES
Due to depositors:
Non-interest bearing	$377,861	$385,269	$344,028
Interest-bearing:
Certificate of deposit accounts	1,499,326	1,351,933	1,411,819
Savings accounts	246,888	290,280	254,822
Money market accounts	1,032,409	979,958	851,129
NOW accounts	1,479,319	1,333,232	1,487,120
Total interest-bearing deposits	4,257,942	3,955,403	4,004,890
Mortgagors' escrow deposits	65,979	42,606	61,828
Borrowed funds	1,177,101	1,309,653	1,227,852
Other liabilities	68,581	73,735	67,485
Total liabilities	5,947,464	5,766,666	5,706,083

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at March 31, 2018, December 31, 2017 and March 31, 2017; 28,546,443
shares, 28,588,266 shares and 28,811,160 shares outstanding at March 31, 2018,
December 31, 2017 and March 31, 2017, respectively)	315	315	315
Additional paid-in capital	219,115	217,906	215,501
Treasury stock (2,984,152 shares, 2,942,329 shares and 2,719,435 shares at
March 31, 2018, December 31, 2017 and March 31, 2017, respectively)	(60,737)	(57,675)	(51,224)
Retained earnings	388,568	383,121	367,944
Accumulated other comprehensive loss, net of taxes	(11,954)	(11,059)	(7,134)
Total stockholders' equity	535,307	532,608	525,402

Total liabilities and stockholders' equity	$6,482,771	$6,299,274	$6,231,485

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES SELECTED CONSOLIDATED FINANCIAL DATA (Dollars in thousands, except per share data) (Unaudited)

	At or for the three months ended
	March 31,		December 31,		March 31,
	2018		2017		2017
Per Share Data
Basic earnings per share	$0.39		$0.21		$0.42
Diluted earnings per share	$0.39		$0.21		$0.42
Average number of shares outstanding for:
Basic earnings per common share computation	28,974,156		29,045,491		29,019,070
Diluted earnings per common share computation	28,974,757		29,046,111		29,022,745
Shares outstanding	28,546,443		28,588,266		28,811,160
Book value per common share (1)	$18.75		$18.63		$18.24
Tangible book value per common share (2)	$18.20		$18.08		$17.69

Stockholders' Equity
Stockholders' equity	$535,307		$532,608		$525,402
Tangible stockholders' equity	519,471		516,772		509,666

Average Balances
Total loans, net	$5,231,377		$5,087,102		$4,868,048
Total interest-earning assets	6,098,706		5,934,493		5,873,799
Total assets	6,403,396		6,243,686		6,168,848
Total due to depositors	4,176,457		4,020,334		4,088,031
Total interest-bearing liabilities	5,442,554		5,254,030		5,254,640
Stockholders' equity	529,281		537,201		517,800

Performance Ratios (3)
Return on average assets	0.71%		0.38%		0.79%
Return on average equity	8.62		4.44		9.47
Yield on average interest-earning assets	3.99		4.02		3.90
Cost of average interest-bearing liabilities	1.34		1.27		1.06
Cost of funds	1.27		1.17		1.01
Interest rate spread during period	2.65		2.75		2.84
Net interest margin	2.79		2.90		2.95
Non-interest expense to average assets	1.95		1.66		1.92
Efficiency ratio (4)	69.34		55.35		63.98
Average interest-earning assets to average
interest-bearing liabilities	1.12	X	1.13	X	1.12	X

(1) Calculated by dividing stockholders’ equity by shares outstanding.

(2) Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(3) Ratios are presented on an annualized basis, where appropriate.

(4) Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of net interest income and non-interest income (excluding net gains and losses from fair value adjustments and life insurance proceeds).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES SELECTED CONSOLIDATED FINANCIAL DATA (Dollars in thousands) (Unaudited)

	At or for the three	At or for the year	At or for the three
	months ended	ended	months ended
	March 31, 2018	December 31, 2017	March 31, 2017

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$568,635	$563,426	$550,055
Common equity Tier 1 capital	531,305	527,727	516,706
Total risk-based capital	664,177	658,777	647,266

Tier 1 leverage capital (well capitalized = 5%)	8.86%	9.02%	8.92%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	11.17	11.59	11.59
Tier 1 risk-based capital (well capitalized = 8.0%)	11.95	12.38	12.34
Total risk-based capital (well capitalized = 10.0%)	13.96	14.47	14.52

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$637,091	$631,285	$616,017
Common equity Tier 1 capital	637,091	631,285	616,017
Total risk-based capital	657,633	651,636	638,228

Tier 1 leverage capital (well capitalized = 5%)	9.92%	10.11%	9.98%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	13.39	13.87	13.80
Tier 1 risk-based capital (well capitalized = 8.0%)	13.39	13.87	13.80
Total risk-based capital (well capitalized = 10.0%)	13.82	14.31	14.30

Capital ratios:
Average equity to average assets	8.27%	8.53%	8.39%
Equity to total assets	8.26	8.46	8.43
Tangible common equity to tangible assets (1)	8.03	8.22	8.20

Asset quality:
Non-accrual loans (2)	$14,972	$15,710	$17,858
Non-performing loans	16,640	18,134	18,535
Non-performing assets	17,384	18,134	18,535
Net charge-offs/ (recoveries)	(38)	11,739	18

Asset quality ratios:
Non-performing loans to gross loans	0.31%	0.35%	0.37%
Non-performing assets to total assets	0.27	0.29	0.30
Allowance for loan losses to gross loans	0.39	0.39	0.45
Allowance for loan losses to non-performing assets	118.17	112.23	119.84
Allowance for loan losses to non-performing loans	123.45	112.23	119.84

Full-service customer facilities	18	18	19

(1) See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(2) Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES NET INTEREST MARGIN (Dollars in thousands) (Unaudited)

	For the three months ended
	March 31, 2018				December 31, 2017				March 31, 2017
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,442,870	$46,112	4.15%		$4,355,973	$45,577	4.19%		$4,213,482	$44,429	4.22%
Other loans, net	788,507	8,905	4.52		731,129	7,872	4.31		654,566	6,456	3.95
Total loans, net (1)	5,231,377	55,017	4.21		5,087,102	53,449	4.20		4,868,048	50,885	4.18
Taxable securities:
Mortgage-backed
securities	524,710	3,507	2.67		524,098	3,567	2.72		529,942	3,366	2.54
Other securities	131,078	1,121	3.42		151,565	1,696	4.48		239,345	1,882	3.15
Total taxable securities	655,788	4,628	2.82		675,663	5,263	3.12		769,287	5,248	2.73
Tax-exempt securities: (2)
Other securities	124,125	854	2.75		123,816	862	2.78		146,502	968	2.64
Total tax-exempt securities	124,125	854	2.75		123,816	862	2.78		146,502	968	2.64
Interest-earning deposits
and federal funds sold	87,416	287	1.31		47,912	123	1.03		89,962	153	0.68
Total interest-earning
assets	6,098,706	60,786	3.99		5,934,493	59,697	4.02		5,873,799	57,254	3.90
Other assets	304,690				309,193				295,049
Total assets	$6,403,396				$6,243,686				$6,168,848

Interest-bearing Liabilities:
Deposits:
Savings accounts	$265,895	389	0.59		$306,273	519	0.68		$254,255	307	0.48
NOW accounts	1,540,465	3,148	0.82		1,357,028	2,634	0.78		1,568,267	2,207	0.56
Money market accounts	1,025,727	3,075	1.20		984,619	2,664	1.08		860,779	1,499	0.70
Certificate of deposit
accounts	1,344,370	5,463	1.63		1,372,414	5,322	1.55		1,404,730	4,940	1.41
Total due to depositors	4,176,457	12,075	1.16		4,020,334	11,139	1.11		4,088,031	8,953	0.88
Mortgagors' escrow
accounts	58,960	35	0.24		65,127	35	0.21		54,616	27	0.20
Total interest-bearing
deposits	4,235,417	12,110	1.14		4,085,461	11,174	1.09		4,142,647	8,980	0.87
Borrowings	1,207,137	6,067	2.01		1,168,569	5,463	1.87		1,111,993	4,885	1.76
Total interest-bearing
liabilities	5,442,554	18,177	1.34		5,254,030	16,637	1.27		5,254,640	13,865	1.06
Non interest-bearing
demand deposits	364,983				373,136				330,215
Other liabilities	66,578				79,319				66,193
Total liabilities	5,874,115				5,706,485				5,651,048
Equity	529,281				537,201				517,800
Total liabilities and
equity	$6,403,396				$6,243,686				$6,168,848

Net interest income /
net interest rate spread		$42,609	2.65%			$43,060	2.75%			$43,389	2.84%

Net interest-earning assets /
net interest margin	$656,152		2.79%		$680,463		2.90%		$619,159		2.95%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.13	X			1.12	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.1 million, $0.5 million and $0.6 million for the three months ended March 31, 2018, December 31, 2017 and March 31, 2107, respectively.
(2) Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES DEPOSIT COMPOSITION (Unaudited)

					March 2018 vs.		March 2018 vs.
	March 31,	December 31,	September 30,	June 30,	December 2017	March 31,	March 2017,
(Dollars in thousands)	2018	2017	2017	2017	% Change	2017	% Change
Deposits
Non-interest bearing	$377,861	$385,269	$362,509	$349,302	-1.9%	$344,028	9.8%
Interest bearing:
Certificate of deposit
accounts	1,499,326	1,351,933	1,404,555	1,332,377	10.9%	1,411,819	6.2%
Savings accounts	246,888	290,280	323,186	325,815	-14.9%	254,822	-3.1%
Money market accounts	1,032,409	979,958	991,706	837,565	5.4%	851,129	21.3%
NOW accounts	1,479,319	1,333,232	1,308,821	1,368,441	11.0%	1,487,120	-0.5%
Total interest-bearing
deposits	4,257,942	3,955,403	4,028,268	3,864,198	7.6%	4,004,890	6.3%

Total deposits	$4,635,803	$4,340,672	$4,390,777	$4,213,500	6.8%	$4,348,918	6.6%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
LOANS
(Unaudited)

Loan Originations and Purchases

	For the three months
	March 31,	December 31,	March 31,
(In thousands)	2018	2017	2017
Multi-family residential	$81,181	$118,784	$126,708
Commercial real estate	71,554	53,381	35,732
One-to-four family – mixed-use property	16,068	19,913	18,542
One-to-four family – residential	16,968	9,545	5,920
Co-operative apartments	-	100	-
Construction	14,679	726	2,544
Small Business Administration	1,967	4,772	641
Commercial business and other	139,407	121,598	76,484
Total	$341,824	$328,819	$266,571

Loan Composition

					March 2018 vs.		March 2018 vs.
	March 31,	December 31,	September 30,	June 30,	December 2017	March 31,	March 2017
(Dollars in thousands)	2018	2017	2017	2017	% Change	2017	% Change
Loans held for investment:
Multi-family residential	$2,286,803	$2,273,595	$2,236,173	$2,243,643	0.6%	$2,261,946	1.1%
Commercial real estate	1,426,847	1,368,112	1,352,775	1,349,634	4.3%	1,268,770	12.5%
One-to-four family ―
mixed-use property	566,930	564,206	556,723	556,906	0.5%	561,355	1.0%
One-to-four family ― residential	190,115	180,663	177,578	181,213	5.2%	184,201	3.2%
Co-operative apartments	6,826	6,895	7,035	7,069	-1.0%	7,216	-5.4%
Construction	23,887	8,479	15,811	16,842	181.7%	12,413	92.4%
Small Business Administration	20,004	18,479	14,485	10,591	8.3%	10,519	90.2%
Taxi medallion	6,617	6,834	18,165	18,303	-3.2%	18,832	-64.9%
Commercial business and other	768,440	732,973	674,706	644,262	4.8%	632,503	21.5%
Net unamortized premiums
and unearned loan fees	16,395	16,763	16,925	17,217	-2.2%	16,836	-2.6%
Allowance for loan losses	(20,542)	(20,351)	(25,269)	(22,157)	0.9%	(22,211)	-7.5%
Net loans	$5,292,322	$5,156,648	$5,045,107	$5,023,523	2.6%	$4,952,380	6.9%

Net Loans Activity

	Three Months Ended
	March 31,	December 31,	September, 30	June 30,	March 31,
(In thousands)	2018	2017	2017	2017	2017
Loans originated and purchased	$341,824	$328,819	$182,925	$261,155	$266,571
Principal reductions	(202,059)	(209,400)	(155,007)	(143,195)	(122,897)
Loans transferred to held-for-sale	-	-	-	(30,565)	-
Loans sold	(2,703)	(1,018)	(2,606)	(16,337)	(4,874)
Loan charged-offs	(85)	(11,616)	(324)	(350)	(179)
Foreclosures	(744)	-	-	-	-
Net change in deferred (fees) and costs	(368)	(162)	(292)	381	277
Net change in the allowance for loan losses	(191)	4,918	(3,112)	54	18
Total loan activity	$135,674	$111,541	$21,584	$71,143	$138,916

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES NON-PERFORMING ASSETS and NET CHARGE-OFFS (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Loans 90 Days Or More Past Due
and Still Accruing:
Multi-family residential	$-	$-	$415	$-	$-
Commercial real estate	1,668	2,424	38	-	75
One-to-four family - mixed-use property	-	-	129	-	-
Construction	-	-	-	602	602
Taxi medallion	-	-	1,147	727	-
Total	1,668	2,424	1,729	1,329	677

Non-accrual Loans:
Multi-family residential	2,193	3,598	1,309	1,537	1,354
Commercial real estate	1,894	1,473	1,147	1,948	1,462
One-to-four family - mixed-use property	2,396	1,867	2,217	2,971	3,328
One-to-four family - residential	7,542	7,808	7,434	7,616	7,847
Small Business Administration	41	46	50	53	58
Taxi medallion(1)	906	918	-	-	3,771
Commercial business and other	-	-	4	5	38
Total	14,972	15,710	12,161	14,130	17,858

Total Non-performing Loans	16,640	18,134	13,890	15,459	18,535

Other Non-performing Assets:
Real estate acquired through foreclosure	638	-	-	-	-
Other asset acquired through foreclosure	106	-	-	-	-
Total	744	-	-	-	-

Total Non-performing Assets	$17,384	$18,134	$13,890	$15,459	$18,535

Non-performing Assets to Total Assets	0.27%	0.29%	0.22%	0.25%	0.30%
Allowance For Loan Losses to Non-performing Loans	123.5%	112.2%	181.9%	143.3%	119.8%

(1)  Not included in the above analysis are troubled debt restructured taxi medallion loans totaling $5.7 million at March 31, 2018.

Net Charge-Offs (Recoveries)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2018	2017	2017	2017	2017
Multi-family residential	$51	$(1)	$224	$(53)	$(16)
Commercial real estate	-	(3)	(25)	4	(68)
One-to-four family – mixed-use property	-	(37)	1	(67)	34
One-to-four family – residential	(107)	212	(58)	170	-
Small Business Administration	19	109	(17)	14	26
Taxi medallion	-	11,229	-	-	54
Commercial business and other	(1)	4	29	(14)	(12)
Total net loan charge-offs (recoveries)	$(38)	$11,513	$154	$54	$18

Core Diluted EPS, Core ROAE, Core ROAA, tangible book value per common share and core earnings before provision and income taxes are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears in tabular form at the end of this release. The Company believes that these measures are useful for both investors and management to understand the effects of certain non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS (Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017

GAAP income before income taxes	$14,362	$13,650	$17,514

Net loss from fair value adjustments	100	631	378
Gain from life insurance proceeds	(776)	-	(1,161)

Core income before taxes	13,686	14,281	16,731

Provision for income taxes for core income	2,982	4,652	5,020

Core net income	$10,704	$9,629	$11,711

GAAP diluted earnings per common share	$0.39	$0.21	$0.42

Net loss from fair value adjustments, net of tax	-	0.01	0.01
Gain from life insurance proceeds	(0.03)	-	(0.04)
Federal tax reform of 2017	-	0.13	-

Core diluted earnings per common share*	$0.37	$0.33	$0.40

Core net income, as calculated above	$10,704	$9,629	$11,711
Average assets	6,403,396	6,243,686	6,168,848
Average equity	529,281	537,201	517,800
Core return on average assets**	0.67%	0.62%	0.76%
Core return on average equity**	8.09%	7.17%	9.05%

* Core diluted earnings per common share may not foot due to rounding.
**	Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES CALCULATION OF TANGIBLE STOCKHOLDERS’ COMMON EQUITY to TANGIBLE ASSETS (Unaudited)

	March 31,	December 31,	March 31,
(Dollars in thousands)	2018	2017	2017
Total Equity	$535,307	$532,608	$525,402
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	291	291	391
Tangible Stockholders' Common Equity	$519,471	$516,772	$509,666

Total Assets	$6,482,771	$6,299,274	$6,231,485
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	291	291	391
Tangible Assets	$6,466,935	$6,283,438	$6,215,749

Tangible Stockholders' Common Equity to Tangible Assets	8.03%	8.22%	8.20%

Susan K. Cullen
Senior Executive Vice President, Treasurer and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400